Exhibit 99.1
Visteon announces first-quarter 2009 results
First Quarter Summary
•	Product sales of $1.30 billion, down 53 percent from first quarter 2008

•	Net income of $2 million, compared with a loss of $105 million in first quarter 2008

•	Cash used by operating activities of $275 million

•	Quarter-end cash balance of $767 million

•	New business wins of $240 million
VAN BUREN TOWNSHIP, Mich., May 11, 2009 — Visteon Corporation (OTC:VSTN) today announced its first-quarter 2009 results, reporting net income of $2 million, or 2 cents per share, on sales of $1.35 billion. The first-quarter 2009 profit includes a one-time, non-cash gain of $95 million related to the deconsolidation of the net assets associated with Visteon UK Ltd. For first quarter 2008, Visteon reported a net loss of $105 million, or 81 cents per share, on sales of $2.86 billion. Adjusted EBITDA, as defined below, for first quarter 2009 was $22 million, compared with $166 million in first quarter 2008.
“Our first-quarter results were significantly affected by the global reduction in vehicle production,” said Donald J. Stebbins, chairman and chief executive officer. “Visteon is taking the necessary steps to protect capital, maintain viable operations and position our global business for future success.”
Visteon continues to execute cost-reduction actions in response to the current market conditions beyond those associated with the recently completed three-year improvement plan. These additional cost-reduction actions include previously announced global salaried and hourly workforce reductions, shortened work weeks, temporary reductions in pay and elimination of 401(k) matching contributions and merit increases, and other measures. Additionally, Visteon successfully completed the salaried employee reduction plan initiated in third quarter 2008. Savings from this program are expected to be about $90 million annually.
Visteon’s first-quarter product sales remain diversified among customers and across regions. Approximately 31 percent of first quarter product sales were to Ford Motor Co., while Hyundai-Kia accounted for 25 percent. Renault-Nissan and PSA/Peugeot-Citroen accounted for about 7 percent and 6 percent of sales, respectively. On a regional basis, Europe accounted for about 38 percent of total product sales, with Asia representing 32 percent, North America representing 24 percent and the balance in South America.
As announced on March 31, 2009, administrators were appointed for an affiliate of Visteon Corporation, Visteon UK Ltd., in accordance with the United Kingdom Insolvency Act 1986. This decision to place this subsidiary into administration was reached after all options were exhausted to address the continued substantial loss-making operations of the three Visteon UK Ltd. facilities. The effect of the administration of Visteon UK Ltd. was to place the management, affairs, business and property under the direct control of representatives from KPMG as administrators. Consequently, the net assets of Visteon UK Ltd. have been deconsolidated from those of Visteon Corporation. Visteon UK Ltd. had liabilities in excess of assets, and a negative net worth. The administration proceedings do not include Visteon Corporation or any of its other subsidiaries.
“The actions undertaken with respect to our UK operations were a difficult, but necessary step to address a history of losses in these operations, and to support our goal of positioning Visteon as a competitive and viable company in this challenging environment,” added Stebbins.
First Quarter 2009 Results
For first quarter 2009, total sales were $1.35 billion, including product sales of $1.30 billion and services revenue of $57 million. Product sales decreased by about $1.44 billion, or 53 percent, year-over-year as lower production, net of new business, reduced sales by about $1.1 billion. Divestitures and closures and foreign currency further reduced sales by about $210 million and $170 million, respectively. The company experienced lower sales in each of the major regions in which it operates, reflecting decreased production volumes by all customers as vehicle sales declined in response to weak global economic conditions.
Product gross margin for first quarter 2009 was $44 million, compared with $194 million for the same period a year ago, a decline of 77 percent. The impact of lower production levels along with divestitures and closures more than offset savings from favorable net cost performance and restructuring activities.
Selling, general and administrative expense for first quarter 2009 totaled $108 million, a decrease of $40 million, or 27 percent, compared with the same period a year ago.
For first quarter 2009, the company reported net income of $2 million, or 2 cents per share. This compares with a net loss of $105 million, or 81 cents per share, in the same period a year ago. First-quarter 2009 results include a non-cash gain of $95 million related to deconsolidation of Visteon UK Ltd. net liabilities, as well as $34 million in restructuring and other reimbursable expenses. Additionally, there were $62 million of reimbursable costs from the escrow account, which included certain amounts related to the Visteon UK Ltd. administration. First-quarter 2008 results included $40 million of asset impairments and loss on divestiture and $47 million of restructuring and other reimbursable expenses, of which $24 million was reimbursed from the escrow account. Income tax expense for first quarter 2009 was $14 million, compared with $51 million for the same period a year earlier. Adjusted EBITDA for first quarter 2009 was $22 million, compared with $166 million for the same period a year ago.
Cash Flow and Liquidity
As of March 31, 2009, Visteon had cash balances totaling $767 million, of which $163 million is classified as restricted cash under the recently negotiated waivers for the company’s secured lending facilities.
Cash used by operating activities totaled $275 million for first quarter 2009, compared with $126 million used during the same period a year earlier. The increase was attributable to higher net losses, as adjusted for non-cash items, and higher trade working capital outflows. Trade working capital outflows in first quarter 2009 reflect the impact of lower customer sales in late 2008 and early 2009, and the settlement of year-end 2008 supplier payables in the first quarter 2009. Capital expenditures were $25 million for first quarter 2009, compared with $74 million in first quarter 2008, reflecting aggressive program management. Free cash flow, as defined below, was a use of $300 million for first quarter 2009, compared with a use of $200 million for the same period in 2008.

Cash used by financing activities was $240 million during first quarter 2009, an increase of $228 million compared with first quarter 2008. The increase includes $163 million of cash restricted pursuant to the March 31, 2009, amendments and waivers to the secured lending facilities and a $44 million reduction in outstanding European accounts receivable securitization borrowings.
Total debt was $2.72 billion, which included $105 million drawn on the company’s asset-based U.S. revolving credit facility and $43 million outstanding under its European receivables securitization facility. Additional borrowing under these facilities, taking into account letters of credit issued under the U.S. facility, is limited.
Visteon remains in compliance with the requirements of the temporary waivers provided by its secured lenders, the earliest of which expires on May 30, 2009, and continues to work with both lenders and customers to seek a longer-term solution.
New Business Wins
Visteon continues to win new business despite the difficult economic environment. During first quarter 2009, Visteon won approximately $240 million of new business. On a regional basis the new business wins were well-balanced, with Europe accounting for 37 percent, Asia 36 percent and North America 27 percent.
“While the current production environment remains very challenging, Visteon continues to demonstrate our commitment to product and technology leadership,” Stebbins said. “Our continued success in winning and retaining business from customers around the world speaks to the strength of Visteon’s product capability and global engineering and manufacturing footprint.”
Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Basildon, UK; the company has facilities in 27 countries and employs approximately 31,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including general economic conditions, changes in interest rates and fuel prices; the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes; work stoppages at our customers; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our existing credit agreements and indentures; our ability to restructure our capital structure, which will depend on, among other things, the outcome of negotiations with customers and lenders; the financial distress of our suppliers, or other significant suppliers to our customers, and possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages; our ability to timely implement, and realize the anticipated benefits of restructuring and other cost-reduction initiatives, including our multi-year improvement plan, and our successful execution of internal performance plans and other productivity efforts; the timing and expenses related to restructurings, employee reductions, acquisitions or dispositions; increases in raw material and energy costs and our ability to offset or recover these costs; the financial condition of our customers

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and the effects of reorganization, consolidation and/or restructuring plans that may be announced by our customers; the effect of pension and other post-employment benefit obligations; increases in our warranty, product liability and recall costs; the outcome of legal or regulatory proceedings to which we are or may become a party; the possibility that Visteon and any of its subsidiaries may need to seek protection under the U.S. Bankruptcy Code or similar laws in other jurisdictions; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008). We assume no obligation to update these forward-looking statements. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release.
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Visteon news releases, photographs and product specification details are available at www.visteon.com

Contacts:

Media: Jim Fisher 734-710-5557 jfishe89@visteon.com	Investors: Steve Ward 734-710-5800 sward8@visteon.com

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VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31
	2009	2008
Net sales
Products	$1,295	$2,739
Services	57	123

	1,352	2,862
Cost of sales
Products	1,251	2,545
Services	56	122

	1,307	2,667

Gross margin	45	195

Selling, general and administrative expenses	108	148
Deconsolidation gain	95	—
Restructuring expenses	27	46
Reimbursement from Escrow Account	62	24
Asset impairments and loss on divestiture	—	40

Operating income (loss)	67	(15)

Interest expense	55	57
Interest income	4	15
Equity in net income of non-consolidated affiliates	7	15

Income (loss) before income taxes	23	(42)

Provision for income taxes	14	51

Net income (loss)	9	(93)

Net income attributable to noncontrolling interests	7	12

Net income (loss) attributable to Visteon	$2	$(105)

Per share data:

Net earnings (loss) per share attributable to Visteon	$0.02	$(0.81)

Average shares outstanding (millions)
Basic	129.4	129.5
Diluted	129.4	129.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	March 31	December 31
	2009	2008

ASSETS

Cash and equivalents	$604	$1,180
Restricted cash	163	—
Accounts receivable, net	887	989
Inventories, net	328	354
Other current assets	265	249

Total current assets	2,247	2,772

Property and equipment, net	2,008	2,162
Equity in net assets of non-consolidated affiliates	226	220
Other non-current assets	80	94

Total assets	$4,561	$5,248

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term debt, including current portion of long-term debt and debt in default	$2,655	$2,697
Accounts payable	813	1,058
Accrued employee liabilities	191	228
Other current liabilities	301	288

Total current liabilities	3,960	4,271

Long-term debt	60	65
Employee benefits, including pensions	435	627
Postretirement benefits other than pensions	400	404
Deferred income taxes	138	139
Other non-current liabilities	318	365

Shareholders’ deficit:
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 130 million and 131 million shares outstanding, respectively)	131	131
Stock warrants	127	127
Additional paid-in capital	3,407	3,407
Accumulated deficit	(4,702)	(4,704)
Accumulated other comprehensive income	47	157
Other	(5)	(5)

Total Visteon Corporation shareholders’ deficit	(995)	(887)
Noncontrolling interests	245	264

Total shareholders’ deficit	(750)	(623)

Total liabilities and shareholders’ deficit	$4,561	$5,248

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31
	2009	2008

Operating activities

Net income (loss)	$9	$(93)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	78	115
Deconsolidation gain	(95)	—
Asset impairments and loss on divestiture	—	40
Equity in net income of non-consolidated affiliates, net of dividends remitted	(7)	(15)
Other non-cash items	(6)	(21)
Changes in assets and liabilities:
Accounts receivable and retained interests	15	(96)
Inventories	3	(30)
Accounts payable	(122)	80
Other assets and other liabilities	(150)	(106)

Net cash used by operating activities	(275)	(126)

Investing activities

Capital expenditures	(25)	(74)
Cash associated with deconsolidation	(11)	—
Proceeds from divestiture and asset sales	2	52

Net cash used by investing activities	(34)	(22)

Financing activities

Short-term debt, net	(15)	—
Cash restriction	(163)	—
Proceeds from issuance of debt, net of issuance costs	39	12
Principal payments on debt	(45)	(15)
Other, including book overdrafts	(56)	(9)

Net cash used by financing activities	(240)	(12)

Effect of exchange rate changes on cash	(27)	15

Net decrease in cash and equivalents	(576)	(145)

Cash and equivalents at beginning of year	1,180	1,758

Cash and equivalents at end of period	$604	$1,613

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding certain non-GAAP financial measures including “Adjusted EBITDA “and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest US GAAP financial measure in the schedules below.
Adjusted EBITDA: Adjusted EBITDA represents net income (loss) attributable to Visteon before net interest expense, provision for income taxes and depreciation and amortization and excludes asset impairments, non-operating gains and losses, and net unreimbursed restructuring expenses and other reimbursable costs. Management believes Adjusted EBITDA is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities.

	Three Months Ended
	March 31
	2009	2008

Net income (loss) attributable to Visteon	$2	$(105)

Interest expense, net	51	42
Provision for income taxes	14	51
Depreciation and amortization	78	115
Asset impairments, loss on divestiture and deconsolidation gain	(95)	40
Restructuring and other reimbursable costs	34	47
Reimbursement from Escrow Account	(62)	(24)

Adjusted EBITDA	$22	$166

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
Free Cash Flow: Free cash flow represents cash flow from operating activities less capital expenditures. Management believes that free cash flow is useful in analyzing the Company’s ability to service and repay its debt, for planning and forecasting future periods and as a measure for compensation purposes.

	Three-Months Ended
	March 31
	2009	2008

Cash used by operating activities	$(275)	$(126)
Capital expenditures	(25)	(74)

Free cash flow	$(300)	$(200)

Free cash flow is not a recognized term under GAAP and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses.